Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Sarah Bond, (816) 885-8020, sarah.bond@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner Reports Fourth Quarter 2009 Results
Record Bookings, Strong Cash Flow and Earnings
KANSAS CITY, Mo. — February 9, 2010 — Cerner Corp. (NASDAQ: CERN) today announced results for the 2009 fourth quarter that ended January 2, 2010, delivering record levels of bookings, and strong cash flow and earnings.
Bookings in the fourth quarter of 2009 were $680.4 million, up 68% from $404.9 million in the fourth quarter of 2008 and an all-time high level of bookings. Full year 2009 bookings were a record $1.83 billion, up 19% compared to 2008 bookings of $1.54 billion.
Fourth quarter revenue was $466.3 million, which is flat compared to $465.7 million in the year-ago period, which included $28.6 million of revenue related to a one-time catch up on the Company’s contract in London as part of the National Health Services (NHS) initiative to automate clinical processes and digitize medical records in England. Excluding this one-time catch up in 2008, fourth quarter revenue increased 7% from the year-ago period. Full year 2009 revenue was $1.67 billion, flat compared to 2008 revenue of $1.68 billion. Excluding the one-time catch up recognized in 2008, full year 2009 revenue increased 1.5%.
On a Generally Accepted Accounting Principles (GAAP) basis, fourth quarter 2009 net earnings were $60.5 million, and diluted earnings per share were $0.71. Fourth quarter 2008 GAAP net earnings were $71.5 million, and diluted earnings per share were $0.86. Full year 2009 GAAP net earnings were $193.5 million and diluted earnings per share were $2.31. Full year 2008 GAAP net earnings were $188.7 million and diluted earnings per share were $2.26.
Adjusted (non-GAAP) Earnings
Adjusted fourth quarter 2009 net earnings were $63.4 million, an increase of 18 percent compared to $53.6 million of adjusted net earnings in the fourth quarter of 2008. Adjusted diluted earnings per share were $0.75 in the fourth quarter of 2009 compared to $0.65 of adjusted diluted earnings per share in the fourth quarter of 2008. Analysts’ consensus estimate for fourth quarter 2009 adjusted diluted earnings per share was $0.71. For the full year 2009, adjusted net earnings were $204.0 million and adjusted diluted earnings per share were $2.43, compared to full year 2008 adjusted net earnings of $182.6 million and adjusted diluted earnings per share were $2.19.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted fourth quarter 2009 and 2008 net earnings and diluted earnings per share exclude share based compensation expense, which reduced fourth quarter 2009 net earnings and diluted earnings per share by $2.9 million and $0.04, respectively, and reduced fourth quarter 2008 net earnings and diluted earnings per share by $2.7 million and $0.03, respectively. Share based compensation expense reduced full year 2009 net earnings and diluted earnings per share by $10.6 million and

$0.12, respectively, and reduced full year 2008 net earnings and diluted earnings per share by $9.5 million and $0.11, respectively.
Fourth quarter and full year 2008 adjusted net earnings also exclude margin of $28.6 million related to the Company’s contract in London as part of the NHS initiative to automate clinical processes and digitize medical records in England. This represents a one-time catch up resulting from a change in accounting estimate and the ability to separate the support services element of the contract. The after tax effect of this item increased fourth quarter 2008 net earnings and diluted earnings per share by $20.6 million and $0.24, respectively.
Full year 2008 adjusted net earnings and adjusted diluted earnings per share exclude the impact of a third party supplier settlement. The settlement reduced second quarter 2008 net earnings and diluted earnings per share by $5.0 million and $0.06, respectively.
Other Fourth Quarter Highlights:
•	Fourth quarter cash collections of $478.2 million and operating cash flow of $108.1 million.

•	Days sales outstanding of 90 days compared to 105 days in the third quarter of 2009 and 92 days in the year-ago quarter.

•	Total revenue backlog of $4.21 billion, up 21 percent over the year-ago quarter. This is comprised of $3.59 billion of contract backlog and $621 million of support and maintenance backlog.
“Our fourth quarter results reflect a very strong finish to the year, with record bookings, and strong earnings and cash flow,” said Neal Patterson, Cerner co-founder, chairman and chief executive officer. “2009 represents the end of a decade of strong performance for Cerner, including growing our revenue and adjusted earnings per share at compound annual growth rates of 17 percent and 37 percent, respectively. We enter the new decade very well positioned to benefit from demand driven by the Health Information Technology for Economic and Clinical Health (HITECH) provisions in the American Recovery and Reinvestment Act of 2009 (ARRA). Beyond opportunities associated with HITECH, we are investing in several long-term growth initiatives that position us to build upon the stimulus-driven growth and deliver another decade of strong performance,” Patterson said.
Future Period Guidance
Cerner currently expects:
•	First quarter 2010 revenue between $420 million and $435 million.

•	First quarter 2010 adjusted diluted earnings per share before share based compensation expense between $0.57 and $0.62.

•	First quarter 2010 new business bookings between $380 million and $410 million.

•	Full-year 2010 revenue between $1.80 billion and $1.875 billion.

•	Full-year 2010 adjusted diluted earnings per share before share based compensation expense between $2.80 and $2.90.

•	Share based compensation expense to reduce diluted earnings per share by approximately $0.04 in the first quarter of 2010 and between $0.16 and $0.18 for the year.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on fourth quarter results at 3:30 p.m. CT on February 9. The dial-in number for the conference call is (617) 847-8708; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, February 9 through 11:59 p.m. CT, February 12. The dial-in number for the re-broadcast is (888) 286-8010; the passcode is 15651669.

An audio webcast will be available live and archived on Cerner’s Web site at www.cerner.com under the About Cerner section (click Investors, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, and for the healthcare commerce system. These solutions are licensed by more than 8,000 facilities around the world, including approximately 2,100 hospitals; 3,300 physician practices covering more than 30,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 600 home-health facilities; and 1,500 retail pharmacies. The following are trademarks of Cerner: Cerner and Cerner’s logo. Nasdaq: CERN. For more information about Cerner, please visit our Web site at www.cerner.com.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “position,” “opportunity,” “guidance,” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; the current adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; and the volatility in the trading price of our common stock. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
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CERNER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
For the three and twelve months ended January 2, 2010
     and January 3, 2009

	Three Months Ended		Years Ended
(In thousands, except per share data)	2009 (1)	2008 (1) (3)	2009 (1)	2008 (1) (2) (3)

Revenue
System sales	$171,745	$147,986	$504,561	$522,373
Support, maintenance and services	287,410	308,930	1,136,871	1,115,896
Reimbursed travel	7,166	8,818	30,432	37,759

Total revenue	466,321	465,734	1,671,864	1,676,028

Margin
System sales	117,246	85,159	317,935	325,223
Support, maintenance and services	269,776	292,990	1,072,731	1,054,742

Total margin	387,022	378,149	1,390,666	1,379,965

Operating expenses
Sales and client service	184,238	182,765	700,639	715,512
Software development	74,473	69,374	271,051	272,519
General and administrative	35,151	24,565	126,970	113,049

Total operating expenses	293,862	276,704	1,098,660	1,101,080

Operating earnings	93,160	101,445	292,006	278,885

Interest income	2,744	3,526	8,801	13,604
Interest expense	(2,149)	(2,388)	(8,493)	(10,548)
Other income (expense)	(47)	(119)	367	(510)

Non-operating income (expense), net	548	1,019	675	2,546

Earnings before income taxes	93,708	102,464	292,681	281,431
Income taxes	(33,212)	(30,924)	(99,216)	(92,773)

Net earnings	$60,496	$71,540	$193,465	$188,658

Basic earnings per share	$0.74	$0.89	$2.39	$2.34

Basic weighted average shares outstanding	81,676	80,423	80,981	80,549

Diluted earnings per share	$0.71	$0.86	$2.31	$2.26

Diluted weighted average shares outstanding	84,815	82,944	83,882	83,435
Note 1: Operating expenses for the three and twelve months ended January 2, 2010 and January 3, 2009 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months Ended		Years Ended
	2009	2008	2009	2008

Sales and client service	$2,151	$2,150	$7,552	$7,750
Software development	1,240	1,005	4,374	3,232
General and administrative	1,240	1,119	4,916	4,162

Total share based compensation	4,631	4,274	16,842	15,144
Amount of related income tax benefit	(1,725)	(1,592)	(6,274)	(5,641)

Net impact on net earnings	$2,906	$2,682	$10,568	$9,503

Decrease to diluted earnings per share	$0.04	$0.03	$0.12	$0.11

Note 2: Includes the impact of the third party supplier settlement reported in the second quarter of 2008.

	Three Months Ended		Years Ended
	2009	2008	2009	2008

Sales and client service	$—	$—	$—	$8,014
Amount of related income tax benefit	—	—	—	(2,984)

Net impact on net earnings	$—	$—	$—	$5,030

Decrease to diluted earnings per share	$—	$—	$—	$0.06

Note 3: Includes impact related to a one-time catch-up resulting from a change in accounting estimate and the ability to separate the support services element related to the Company’s contract in London as part of the National Health Services (NHS) initiative to automate clinical processes and digitize medical records in England.

	Three Months Ended		Years Ended
	2009	2008	2009	2008

Margin catch up related to London contract	$—	$(28,640)	$—	$(28,640)
Amount of related income tax expense	—	8,019	—	8,019

Net impact on net earnings	$—	$(20,621)	$—	$(20,621)

Increase to diluted earnings per share	$—	$(0.24)	$—	$(0.24)

CERNER CORPORATION
Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to
GAAP Net Earnings and Diluted Earnings Per Share1
(unaudited)
For the three and twelve months ended January 2, 2010
     and January 3, 2009

Net Earnings	Three Months Ended		Years Ended
(In thousands)	2009	2008	2009	2008
Net earnings	$60,496	$71,540	$193,465	$188,658
Share-based compensation expense[2]	4,631	4,274	16,842	15,144
Income tax benefit of share-based compensation[2]	(1,725)	(1,592)	(6,274)	(5,641)
Margin catch up related to London contract[2]	—	(28,640)	—	(28,640)
Tax impact of catch up2	—	8,019	—	8,019
Third party supplier settlement[2]	—	—	—	8,014
Income tax benefit of supplier settlement[2]	—	—	—	(2,984)

Adjusted net earnings (non-GAAP)	$63,402	$53,601	$204,033	$182,570

	Three Months Ended		Years Ended
	2009	2008	2009	2008
Diluted Earnings Per Share
Diluted earnings per share[2]	$0.71	$0.86	$2.31	$2.26
Share-based compensation expense (net of tax)[2]	0.04	0.03	0.12	0.11
Margin catch up related to London contract (net of tax)[2]	—	(0.24)	—	(0.24)
Third party supplier settlement (net of tax)[2]	—	—	—	0.06

Adjusted diluted earnings per share (non-GAAP)	$0.75	$0.65	$2.43	$2.19

Note 1: The presentation of Adjusted Net Earnings, a Non-GAAP financial measure, is not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company believes that Adjusted Net Earnings is important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.

Note 2: The Company provides earnings with and without stock options expense and unique items such as as the one-time margin catch-up and the third party supplier settlement because earnings excluding these items are used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

CERNER CORPORATION
CONSOLIDATED BALANCE SHEETS

As of January 2, 2010 and January 3, 2009
(In thousands)

	2009	2008
	(unaudited)
Assets

Cash and cash equivalents	$241,723	$270,494
Short-term investments	317,113	38,400
Receivables, net	461,411	468,928
Inventory	11,242	10,096
Prepaid expenses and other	106,791	69,553
Deferred income taxes	8,055	1,402

Total current assets	1,146,335	858,873

Property and equipment, net	509,178	483,399
Software development costs, net	233,265	218,811
Goodwill	151,479	146,666
Intangible assets, net	33,719	51,925
Long-term investments	—	105,300
Other assets	74,591	16,014

Total assets	$2,148,567	$1,880,988

Liabilities

Accounts payable	$36,893	$93,667
Current installments of long-term debt	25,014	30,116
Deferred revenue	137,095	107,554
Accrued payroll and tax withholdings	80,093	67,266
Other accrued expenses	79,008	42,620

Total current liabilities	358,103	341,223

Long-term debt	95,506	111,370
Deferred income taxes and other liabilities	98,372	100,546
Deferred revenue	15,788	15,554

Total liabilities	567,769	568,693

Stockholders’ Equity

Common stock	826	810
Additional paid-in capital	557,545	491,080
Retained earnings	1,053,563	860,098
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive loss	(3,254)	(12,977)

Total Cerner Corporation stockholders’ equity	1,580,678	1,311,009
Noncontrolling interest	120	1,286

Total stockholders’ equity	1,580,798	1,312,295

Total liabilities and stockholders’ equity	$2,148,567	$1,880,988